THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-C
RESIDENTIAL ASSET SECURITIZATION TRUST 1996-A1

STATEMENT TO CERTIFICATEIIOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996
CUSIP #126691

                                        Distribution Date              09/25/96


                                                                                   SINGLE                  TOTAL
4.03(i) Reduction of the Stated Amount of                                       CERTIFICATE                AMOUNT
Certificates
     Class A-1 Certificates.                     QX5                                  $43.07637603         $2,2l8,261.06
     Class A-2 Certificates.                     QY3                                   $0.00000000                 $0.00
     Class A-3 Certificates.                     QZ0                                   $0.00000000                 $0.00
     Class A-4 Certificates.                     RA4                                   $0.00000000                 $0.00
     Class A-5 Certificates.                     RB2                                   $0.00000000                 $0.00
     Class A-6 Certificates.                     RC0                                   $0.00000000                 $0.00
     Class A-7 Certificates.                     RD8                                   $0.00000000                 $0.00
     Class A-8 Certificates.                     RE6                                   $0.00000000                 $0.00
     Class A-9 Certificates.                     PF3                                   $0.00000000                 $0.00
     Class R Certificates.                       RG1                                   $0.00000000                 $0.00
     Class OC Certificates.                                                                                        $0.00

                                                 Total Amount                                               2,218,261.06

Aggregate amount of any Principal Prepayments                                                               2,044.183.30


4.03(ii) Amount of distribution representing
interest.                                                                          SINGLE                  TOTAL
                                                                                CERTIFICATE                AMOUNT
     Class A-1 Certificates.                                                           $3.42527206           $176,387.81
     Class A-2 Certificates.                                                           $5.08333333           $222,944.83
     Class A-3 Certificates.                                                           $5.12500000           $177,975.88
     Class A-4 Certificates.                                                           $5.29166667            $15,607.13
     Class A-5 Certificates.                                                           $5.54166667           $125,529.83
     Class A-6 Certificates.                                                           $5.87500000           $280,584.13
     Class A-7 Certificates.                                                           $5.91666667            $81,022.83
     Class A-8 Certificates.                                                           $6.12500000           $158,660.14
     Class A-9 Certificates.                                                           $5.83333333           $175,000.00
     Class R Certificates.                                                             $0.00000000                 $0.00
     Class OC Certificates.                                                                                  $507,789.77

                                                 Total Amount                                               2,064,502.35

4.03(iii) Amount of interest shortfall                                     0.00


4.03(iv) Stated Amount of Certificates after
this Distribution
                                                       ORIGINAL                    SINGLE                  TOTAL
                                                       BALANCE                  CERTIFICATE                AMOUNT
     Class A-1 Certificates.                               51,496,000.00             $653.58912032        $33,657,225.34
     Class A-2 Certificates.                               43,858,000.00           $1,000.00000000        $43,858,000.00
     Class A-3 Certificates.                               34,727,000.00           $1,000.00000000        $34,727,000.00
     Class A-4 Certificates.                               29,973,000.00           $1,000.00000000        $29,973,000.00
     Class A-5 Certificates.                               22,652,000.00           $1,000.00000000        $22,652,000.00
     Class A-6 Certificates.                               47,759,000.00           $1,000.00000000        $47,759,000.00
     Class A-7 Certificates.                               13,694,000.00           $1,000.00000000        $13,694,000.00
     Class A-8 Certificates.                               25,903,697.00           $1,000.00000000        $25,903,697.00
     Class A-9 Certificates.                               30,000,000.00           $1,000.00000000        $30,000,000.00
     Class R Certificates.                                        200.00               $0.00000000                 $0.00
     Class OC Certificates.                                                                                $2,700,566.08

                                                                                             Total       $282,223,922.34

4.03(v) The Pool Stated Principal Balance for                   $284,924,488.41
the following Distribution Date

4.03(vi) Amount of the Mastcr Servicing Fees                          90,366.56
paid to or retained by the Master Servicer with respect to such Distribution Date


4.03(vii) Pass-Through Rate and for each Class
of Certificates
     Class A-1 Certificates.                                                                                 5.90000000%
     Class A-2 Certificates.                                                                                 6.10000000%
     Class A-3 Certificates.                                                                                 6.15000000%
     Class A-4 Certificates.                                                                                 6.35000000%
     Class A-5 Certificates.                                                                                 6.65000000%
                                                                                                             7.05000000%
     Class A-6 Certificates.
     Class A-7 Certificates.                                                                                 7.10000000%
     Class A-8 Certificates.                                                                                 7.35000000%
     Class A-9 Certificates.                                                                                 7.00000000%
     Class R Certificates.                                                                                   7.00000000%

4.03(viii) Amount of Advances included in the                         66,722.94
           distribution on such Distribution Date
           Aggregate amount of Advances outstanding as of             87,602.92
           the close of business on such Distribution Date

4.03(ix) The number and aggregate principal
amounts of Mortgaee Loans delinquent
                                  30 to 59 days                                                 43          6,207,688.61
                                  60 to 89 days                                                 12          1,501,502.24
                                     90 or more                                                  3            526,613.70


The number and aggregate principal amounts of
Mortgage Loans in foreclosure
                                 In foreclosure                                                  4            612,471.03

4.03(xi) Loan number and Stated Principal                 #153245    430,000.00
         Balance of any Mortgage loan that became an REO Property during the preceding calendar month.

4.03(xii) Total number and principal balance               1         430,000.00
          of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date

4.03(xiv) Aggregate amount of Realized Losses                              0.00
          incurred during the preceding calendar month
          Aggregate amount of Realized Losses through                      0.00
          Distribution Date

          Class OC Interest Accrued                                 $446,508.81
          Class OC Adjustment from 08/25/96 Distribution             $61,280.96
          Class OC Interest Paid                                    $507,789.77

4.03(xv)  Special Hazard Loss Coverage Amount                     2,187,382.00
          Required Fraud Loss Coverage                             2,413,945.00
          Current Bankruptcy Amount                                   75,000.00